UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                                FORM S-8
        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                             ARNOLD INDUSTRIES, INC.
          (Exact Name of Issuer as specified in its charter)


         Pennsylvania                           23-2200465
(State or other jurisdiction of      I.R.S. Employer Identification
incorporation or organization)                Number)

625 South Fifth Avenue, Lebanon, PA                17042
(Address of Principal Executive Offices)         (Zip Code)


               Arnold Industries, Inc. 1987 Stock Option Plan
                        (Full title of the plan)

      Jeffrey F. Smith, Esquire, Keefer, Wood, Allen & Rahal,
   210 Walnut Street, P. O. Box 11963, Harrisburg, PA 17108-1963
                (Name and address of agent for service)

                              (717) 255-8054
     (Telephone number, including area code, of agent for service)


Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

                          Calculation of Registration Fee

Title of                   Proposed Maximum Proposed Maximum   Amount of
Securities to Amount to be Offering Price   Aggregate Offering Registra-
be Registered Registered   Per Share (1)    Price (1)          tion Fee (1)

Common Stock  500,000      $18.00           $9,000,000.00      $3,103.45
$1.00 par     shares
value

(1) For purposes of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, the shares, which may be the subject of future stock options, are deemed to be offered at $18.00 per share based on the average of the high and low trades for the Registrant's Common Stock on July 7, 1995, in the over-the-counter market.


     Total number of pages in this registration statement:  6.
     Index to Exhibits is located at sequentially numbered page 5.


                                PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation by Reference of Prior Registration
         Statement


     On or about June 28, 1991, Arnold Industries, Inc. ("Arnold") filed a registration statement (Registration No. 33-41454) on Form S-8, registering up to 558,150 shares of Arnold common stock covered under its 1987 Stock Option Plan. The contents of that registration statement are hereby incorporated by reference.

Item 8.  Exhibits

     Reference is made to the information listed in the Exhibit
Index filed as part of this Registration Statement, which information and exhibits are incorporated herein by reference.


                              SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Lebanon, State of Pennsylvania on July 11, 1995.

                            ARNOLD INDUSTRIES, INC.



                           By   /s/ E. H. Arnold
                           E. H. Arnold, President



KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints E. H. Arnold his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE               CAPACITY                  DATE

                        President and             July 11, 1995
/s/ E. H. Arnold        Chairman of the
E. H. Arnold            Board of Directors

/s/ Kenneth F. Leedy    Director                  July 11, 1995
Kenneth F. Leedy

/s/ Ronald E. Walborn   Director                  July 11, 1995
Ronald E. Walborn

/s/ Heath L. Allen      Director                  July 11, 1995
Heath L. Allen

/s/ Paul L. Shiffler    Chief Financial           July 11, 1995
Paul L. Shiffler        Officer



                         EXHIBIT INDEX


     The following is an index to the exhibits filed with this Registration Statement. Exhibit Numbers correspond to the numbers in the table in Item 601 of the Regulation S-K.


                                                  Sequential
Exhibit Number          Description               Page

     23           Consent of Coopers & Lybrand,       6
                  Independent Certified Public
                  Accountants

     24           Power of Attorney (contained in
                  Signature Page)



                CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated March 1, 1995;
February 25, 1994, except for Note 13 as to which the date was March 4, 1994; February 26, 1993 and February 28, 1992 on our audits of the financial statements and the financial statement schedules of Arnold Industries, Inc.



                               COOPERS & LYBRAND L.L.P.


Harrisburg, Pennsylvania
June 26, 1995